Exhibit 5.2

PIETRANTONI MENDEZ & ALVAREZ LLC

POPULAR CENTER 19th FLOOR

208 PONCE DE LEON

SAN JUAN, PUERTO RICO 00918

TEL: (787) 274-1212

FAX: (787) 274-1470

WWW.PMALAW.COM

February 11, 2013

Reynolds American Inc.

401 North Main Street

Winston-Salem, North Carolina 27102-2990

Re:	Reynolds American Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We are counsel to Reynolds American Inc. (the “Company”) and have acted as special counsel to the Company in connection with the filing by the Company of its Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) and the rules and regulations promulgated thereunder (the “Rules and Regulations”). The Registration Statement relates to 12,000,000 shares of Common Stock, par value $0.0001 per share, of the Company (the “Company Stock”), which may be allocated to the accounts of eligible employees participating in the Puerto Rico Savings & Investment Plan (the “Plan”) and the RAI 401k Savings Plan. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act as required by Item 8 of the Registration Statement.

As special counsel of the Company and in rendering this opinion we have examined the Plan documents and other related written documentation as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

On the basis of the foregoing, we are of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of ERISA pertaining to such provisions.

We are members of the bar of the Commonwealth of Puerto Rico and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Exhibits” therein.

Very truly yours,

/s/ Pietrantoni Mendez & Alvarez LLC

Pietrantoni Mendez & Alvarez LLC